EXHIBIT 10.4

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (this “Agreement”) is made and entered into as of October 15, 2013, by and between FRAC WATER SYSTEMS, INC., a Nevada corporation (the “Company”), and ARNOLD TINTER (“Consultant,” and together with the Company, the “Parties”).

RECITALS

WHEREAS, the Company desires to engage Consultant to provide the Services (as defined below), and Consultant desires to provide the Services, in each case, on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises, the respective agreements hereinafter set forth and the mutual benefits to be derived herefrom, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of Consultant and the Company hereby agree as follows:

TERMS

1.            ENGAGEMENT; SERVICES.

(a)             The Company hereby engages Consultant to provide the services set forth on the Scope of Work attached hereto as Schedule I and such other similar services, which are ancillary to and consistent with the Scope of Work, as reasonably requested by the CEO or another authorized officer of the Company (any such person, a “Manager”) from time to time during the Term (as defined in Section 4) (the “Services”), and Consultant hereby agrees to provide the Services to the Company during the Term, all on the terms and subject to the conditions set forth below (the “Engagement”).

(b)             Consultant hereby agrees to provide the Services to the Company during the Term faithfully and to the best of his ability, in accordance with applicable law, and the terms and conditions provided in this Agreement.  Unless otherwise agreed to by the Parties, Consultant will provide the Services at the Consultant’s office located at 90 Madison Street, Suite 701, Denver, CO 80206. Consultant shall devote such of Consultant’s business time, attention and skills to the performance of the Services as is reasonably required by the duties and responsibilities being assumed by Consultant hereunder. Consultant may engage in other business activities for other corporations and entities so long as Consultant’s responsibilities with respect thereto do not conflict or interfere with the faithful performance of his duties hereunder.

2.            COMPENSATION

(a)             Consulting Fee.  As consideration for any Services to be rendered by Consultant during the Term, and subject to the terms and conditions of this Agreement, the Company shall pay Consultant at the annual rate of sixty thousand dollars ($60,000) (the “Consulting Fee”), which shall be payable monthly in advance throughout the Term. All payments to Consultant under this Agreement of Consulting Fees and other remuneration shall be paid to Corporate Finance Group, a company owned by the Consultant, or shall be paid as otherwise directed by the Consultant.

(b)             Option Grant.  (i) On the Effective Date, the Company shall grant options (the “Options”) to Consultant to purchase 175,000 shares of common stock (the “Common Stock”) of the Company, upon vesting, at an exercise price of $0.01 per share.  The Options shall vest ratably in arrears over four quarterly periods with the initial vesting date being January 9, 2014 and the subsequent vesting dates being April 9, 2014, July 9, 2014 and October 9, 2014. On each vesting date, 43,750 of the Options shall vest. The Options shall be non-statutory options and shall be issued under the Company’s 2013 Equity Incentive Plan. They shall have a term of ten years from the date of grant. In the event that this Agreement and the Engagement of Consultant is terminated by the Company or the Consultant (i) any unvested Options at the time of termination shall be cancelled and (ii) any vested Options at the time of termination shall be cancelled 90 days after the date of termination. The Options may be exercised on a cashless basis.

(ii)             Consultant represents and warrants to the Company that, as of the date hereof and the time of such issuance, Consultant (i) will acquire the Options and if exercised, the shares of Common Stock underlying the Option (the “Shares”), for investment for its own account and not with the view to, or for resale in connection with, any distribution thereof; (ii) understands and acknowledges that the Options and the Shares have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or any state or foreign securities laws, by reason of an exemption from the registration provisions of the Securities Act and applicable state and foreign securities laws; (iii) does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participation to any third person with respect to the Options or the underlying Shares; and (iv) understands that a limited market for the Common Stock now exists and that there may never be an active public market for the Shares.

(iii)             Consultant understands that the Company is presently a “shell company” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Pursuant to Rule 144(i), securities issued by a current or former shell company (such as the Securities) that otherwise meet the holding period and other requirements of Rule 144 nevertheless cannot be sold in reliance on Rule 144 until one year after the Company (i) is no longer a shell company; and (ii) has filed current “Form 10 information” (as defined in Rule 144(i)) with the SEC reflecting that it is no longer a shell company, and provided that at the time of a proposed sale pursuant to Rule 144, the Company is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act and has filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports.  As a result, the restrictive legends on certificates for the securities cannot be removed except in connection with an actual sale meeting the foregoing requirements or pursuant to an effective registration statement.

(iv)            Consultant understands that the certificates or other instruments representing the Options and if exercised, the Shares, shall bear a restrictive legend in substantially the following form (and a stop transfer order may be placed against transfer of such stock certificates):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (C) IN COMPLIANCE WITH RULE 144 OR 144A THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, (D) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, OR (E) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO THE COMPANY. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

(c)             Business Expenses. The Company shall reimburse Consultant for all reasonable and necessary business expenses actually incurred by Consultant in performing the Services; including but not limited to reimbursement of all travel related to the Services on the terms set forth herein. As a condition for reimbursement of Consultant’s expenses pursuant to this Agreement, Consultant shall provide actual receipts to the Company for any such expenses and Consultant shall obtain prior written approval from the Company for any individual expense in an amount greater than $100.

(d)             Tax Matters. The Company and Consultant agree that Consultant shall be treated as an independent contractor, and not as an employee of the Company, with respect to the services performed hereunder.  All fees payable to Consultant hereunder shall be paid in full, without any withholding, deduction, or offset of any Federal, state, or local income taxes, employment taxes, or other withholdings.  Consultant hereby covenants and agrees that he shall be solely responsible for all income taxes, payroll taxes, and other withholdings (both employer and employee portions) with respect to all fees paid by the Company hereunder, and agrees to indemnify and hold the Company harmless with respect to such taxes and withholdings, including, without limitation, any such taxes and withholdings imposed as a result of any claim or determination by any taxing authority or otherwise that Consultant is not an independent contractor with respect to the services performed hereunder.

3.            TERM.

(a)             Term. This Agreement, and the Services to be performed hereunder, shall commence on the date hereof, and shall continue for a twelve month period which will automatically renew for an additional twelve month period unless terminated prior thereto by either party, in writing, as provided in this Agreement (the “Term”).

(b)             Termination. This Agreement may be terminated by either Party upon 30 days advance written notice to the other Party. Upon termination of this Agreement, Consultant shall be entitled to all Consulting Fees earned through the date of termination.

4.            RESTRICTIVE COVENANTS.

(a)             Non Disclosure of Trade Secrets and/or Confidential Information.  In connection with the performance of the Services by Consultant, Consultant agrees to enter into the Confidentiality Assignment Agreement (the “Confidentiality Agreement”), in the form attached hereto as Exhibit A.

(b)             Non-Competition Agreement.  Consultant acknowledges and agrees that: (i) due to the nature of the Services to be provided by Consultant hereunder, he will be exposed to Confidential Information possessed by the Company, and its affiliates; and (ii) the Confidential Information is critical to the Company’s competitive success and is not made accessible to the public or to the Company’s competitors.

                                  Consultant further acknowledges and agrees that the business in which the Company is engaged is intensely competitive and that this Agreement has required, and will continue to require, that he have access to, and knowledge of, Confidential Information.

                                  For and in consideration of this exposure to Confidential Information, and further in consideration provided in Section 2 of this Agreement, and other incentives set forth in this Agreement, Consultant agrees that during the Term and for a period equal to the Term following the termination of this Agreement by any party or for any reason, he will not directly or indirectly engage in or associate in the United States with any (a) entity engaging in the business engaged in by the Company or (b) any competitor of the Company; or (c) solicit, for competitive business purposes, any customer of the Company with which Consultant was involved as part of his Services to the Company.

                                  Consultant acknowledges that the Company would suffer irreparable harm if he fails to comply with the provisions of this section, and that the Company would be entitled to any appropriate relief, including money damages, equitable relief and attorneys’ fees.  Consultant further acknowledges that enforcement of the covenants in this section is necessary to ensure the protection and continuity of the business and goodwill of the Company and that, due to the proprietary nature of the business of the Company, the restrictions set forth herein are reasonable as to geography, duration and global scope.

(c)             Enforcement.  Consultant and the Company recognize that in the event of the breach by Consultant of any of the terms and conditions to be performed by Consultant, then the Company will be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, either at law or in equity, to obtain damages for any breach hereof, or to enforce the specific performance hereof by Consultant or to enjoin Consultant from performing acts prohibited by this Agreement or the Proprietary Information Agreement during the period herein covered, without the need to post any bond, but nothing herein contained will be construed to prevent such other remedy in the courts as the Company may elect to invoke.

5.            REPRESENTATIONS AND WARRANTIES.  Consultant hereby represents and warrants that (a) Consultant is duly authorized or has the legal capacity, as applicable, to execute, deliver and perform this Agreement, (b) this Agreement is a valid and binding agreement and is fully enforceable against Consultant according to the terms of this Agreement, and (c) Consultant is not a party to any agreement that would prevent Consultant from entering into this Agreement or performing Consultant’s obligations hereunder.

6.            INDEMNIFICATION.

(a)             Consultant shall indemnify the Company and its affiliates and their respective successors and assigns, and each of their respective members, managers, officers, directors, employees, stockholders, and agents (collectively, the “Indemnified Parties”), in respect of, and hold them harmless against, any and all claims, demands, causes of action, actions, proceedings, judgments, debts, obligations, liabilities, damages, fines, fees, penalties, interest obligations, taxes, deficiencies, losses, costs and expenses (including amounts paid to enforce the provisions of this Section 6 and amounts paid in settlement, interest, court costs, costs of investigators, fees and expenses of attorneys, accountants, financial advisors and other experts, and other expenses) (collectively, “Damages”) incurred or suffered by any of the Indemnified Parties arising out of, resulting from, relating to, or constituting (a) a material breach of Consultant’s representations or warranties in this Agreement or covenants in Sections 4 or 8(b) or the Proprietary Information Agreement; or (b) any fraud, gross negligence, willful misconduct or malfeasance by Consultant, except to the extent of Company’s direct participation in such fraud, gross negligence, willful misconduct or malfeasance.

(b)            Company shall indemnify the Consultant and his affiliates and their respective successors and assigns, and each of their respective members, managers, officers, directors, employees, stockholders, and agents (collectively, the “Consultant Indemnified Parties”), in respect of, and hold them harmless against, any and all Damages incurred or suffered by any of the Consultant Indemnified Parties arising out of, resulting from, relating to (a) Consultant providing Services in accordance with this Agreement; or (b) any fraud, gross negligence, willful misconduct or malfeasance by Company, except to the extent of Consultant’s direct participation in such fraud, gross negligence, willful misconduct or malfeasance.

7.            CONSULTANT AN INDEPENDENT CONTRACTOR.

Each of Consultant and the Company hereby agree that Consultant will perform the Services as an independent contractor, retaining control over and responsibility for his own operations and personnel.  Consultant shall control the time, manner and place of performance of the Services.  Without limiting the foregoing, Consultant acknowledges and agrees that Consultant shall not have any right to any compensation or benefits that the Company grants its employees, including any salary, pension, stock, bonus, profit sharing, insurance of any kind, health or other benefits that are available to employees of the Company.  In addition, Consultant shall not use any sub-contractors to perform the Services hereunder without the prior written consent of the Company.  Consultant will not be considered an employee or agent of the Company as a result of this Agreement, nor will Consultant have the authority to contract in the name of or bind the Company based on the consulting relationship established hereunder.

8.            MISCELLANEOUS.

(a)            Notices.  Any notice or report required or permitted to be given or made under this Agreement by one party hereto to another will be deemed to have been duly given or made if personally delivered, delivered by reputable overnight courier, emailed, sent by telecopy, or, if mailed, when mailed by registered or certified mail, postage prepaid, to the other party at the following addresses (or at such other address as will be given in writing by one party to the other):

If to Consultant:

Arnold Tinter
90 Madison Street, Suite 701
Denver, CO 0206
Facsimile No.:  303.329.3819

If to the Company:

Frac Water Systems, Inc.
1266 1st Street, Suite 4
Sarasota, FL 34236
Facsimile No.:  941.365.5426
Attention:  Nadine C. Smith, President

With a copy to (which shall not constitute notice):

Gottbetter & Partners, LLP
488 Madison Avenue, 12th Floor
New York, NY 10022
Facsimile No.:  212.400.6901
Attention:  Adam S. Gottbetter, Esq.

(b)            Non-Disparagement.  The Company shall not, and shall cause its affiliates not to, disparage the Consultant.  Consultant shall not, and shall cause his affiliates not to, disparage the Company and its affiliates.

(c)            Entire Agreement; Modification.   This Agreement, including any schedules or exhibits attached hereto, (i) contains the complete and entire understanding and agreement of Consultant and the Company with respect to the subject matter hereof, (ii) supersedes all prior and contemporaneous understandings, conditions and agreements, oral or written, express or implied, respecting the engagement of Consultant in connection with the subject matter hereof, and (iii) may not be modified except by an instrument in writing executed by a duly authorized representative of each of Consultant and the Company.

(d)            Assignment.  Neither Consultant nor the Company may assign their respective rights or obligations under this Agreement without the express written consent of the other party hereto; provided, that the Company may assign this Agreement without such consent to any person or entity that acquires its business or assets.

(e)            Governing Law; Venue.  This Agreement including the Confidentiality Agreement will be deemed to be a contract made under, and is to be governed and construed in the accordance with, the internal laws of the State of New York, without regard to conflict of law principles, and the parties hereby submit to the sole and exclusive jurisdiction of the courts of New York, NY in connection with any suit, action or proceeding arising from or relating to this Agreement.

(f)            Severability.  If any provision of this Agreement is declared by any court of competent jurisdiction to be invalid for any reason, such invalidity shall not affect the remaining provisions of this Agreement, which shall be fully severable, and given full force and effect.

(g)            Attorney’s Fees.  In the event that there has been a breach of any provisions of this Agreement by any party hereto, the other party will be entitled to recover its reasonable costs and attorneys’ fees in any legal proceeding to enforce the terms of this Agreement.

(h)            Counterparts.  This Agreement may be executed in counterparts and by facsimile signature, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.

(i)            Survival.  The provisions of Sections 4 to 8 shall survive any termination of this Agreement.

(j)            Further Assurances.  Each party hereto shall take all actions and execute all documents reasonably necessary to effectuate the purposes and intents of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

CONSULTANT:	COMPANY:

FRAC WATER SYSTEMS, INC.

/s/ Arnold Tinter	By:	/s/ Nadine C. Smith
ARNOLD TINTER	Name:	Nadine C. Smith
	Title:	President

SCHEDULE I

Scope of Work

During the Engagement, Consultant shall serve as the Company’s Chief Financial Officer, Treasurer and Secretary and shall perform the duties required by such positions.  Such duties include, without limitation, the following:

1.	Oversight and maintenance of the company’s financial books and records, including the general ledger.

2.	Preparation of annual cash projections (with the support of management) for review by the Board of Directors.

3.	Preparation of monthly internal financial statements for review and distribution to the management and Board of Directors of FWS.

4.
Preparation of quarterly financial statements and supporting documentation for review by the company’s auditor, together with coordination of the quarterly review of the company’s financial statements by the auditor.

5.	Preparation of annual financial statements and supporting documentation in connection with the annual audit, together with coordination of the annual audit with the company’s auditors

6.	Assistance in review and preparation of forms 10-Q and 10-K, and any other required filings with the Securities and Exchange Commission.

7.	Assistance in review and preparation of private placement or other financing documentation, as needed.

8.	Accounting software selection and integration, as needed, to provide management with internal operating and financial data on a timely basis.

EXHIBIT A

FRAC WATER SYSTEMS, INC.

Confidentiality Agreement

As a condition of my providing consulting services to Frac Water Systems, Inc., its subsidiaries, affiliates, successors or assigns (together, the “Company”), and in consideration of my engagement by the Company and my receipt of the compensation now and hereafter paid to me by the Company, I hereby agree to the following terms under this Confidentiality Agreement (the “Confidentiality Agreement”):

1.            Consulting Services.  I understand and acknowledge that my engagement by the Company to provide certain consulting services for the Company (the “Engagement”) is for an unspecified duration and may be terminated upon 30 days prior written notice for any reason, at the option of either of the Company or myself. I further understand and acknowledge that I am an independent contractor, and all services performed by me during the Engagement are performed as an independent contractor.

2.            Confidential Information.

(a)            Company Information.  I agree at all times during the term of the Engagement  and thereafter to hold in strictest confidence, and not to use except for the benefit of the Company or to disclose to any person, firm or corporation without written authorization of any manager of the Company (each such person, a “Manager”), any Confidential Information of the Company.  I understand that “Confidential Information” means any Company proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, customer lists and customers, markets, works of original authorship, photographs, negatives, digital images, software, computer programs, know-how, ideas, developments, inventions (whether or not patentable), processes, formulas, technology, concepts, designs, design-related assets, drawings, engineering, hardware configuration information, forecasts, strategies, marketing, finances or other business information disclosed to me by the Company either directly or indirectly in writing, orally or by drawings or observation or inspection of parts or equipment.  I further understand that Confidential Information does not include any of the foregoing items which has become publicly known and made generally available through no wrongful act of mine or of others who were under confidentiality obligations as to the item or items involved.

(b)            Other Employer Information.  I agree that I will not, during the Engagement, improperly use or disclose any proprietary information or trade secrets of any former or concurrent employer or other person or entity for whom I render services and that I will not bring onto the premises of the Company any unpublished document or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity.

(c)            Third Party Information.  I recognize that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes.  I agree to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out my work for the Company consistent with the Company’s agreement with such third party.

(d)            Return of Company Documents.  I agree that, at the end of the Engagement, I will deliver to the Company (and will not keep in my possession, re-create or deliver to anyone else) any and all works of original authorship, photographs, negatives, digital images, devices, records, data, notes, reports, proposals, lists, correspondence, specifications, concepts, designs, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items provided to me pursuant to the Engagement or otherwise belonging to the Company, its successors or assigns.

3.            No Solicitation of Employees.  In consideration for the Engagement and other valuable consideration, receipt of which is hereby acknowledged, I agree that during the period of the Engagement, and for a period of twelve (12) months thereafter, I shall not solicit the employment of any person who shall then be employed by the Company (as an employee or consultant) or who shall have been employed by the Company (as an employee or consultant) within the prior twelve (12) month period, on behalf of myself or any other person, firm, corporation, association or other entity, directly or indirectly.

4.            General Provisions.

(a)            Entire Agreement.  This Confidentiality Agreement sets forth the entire agreement and understanding between the Company and me relating to the subject matter herein and merges all prior discussions between us.  No modification of or amendment to this Confidentiality Agreement, nor any waiver of any rights under this Confidentiality Agreement, will be effective unless in writing signed by the party to be charged.  Any subsequent change or changes in my duties or compensation will not affect the validity or scope of this Confidentiality Agreement.

(b)            Severability.  If one or more of the provisions in this Confidentiality Agreement are deemed void by law, then the remaining provisions will continue in full force and effect.

(c)            Successors and Assigns.  This Confidentiality Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

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IN WITNESS WHEREOF, the undersigned has executed this Confidentiality Agreement as of October 15, 2013.

CONSULTANT:	COMPANY:

FRAC WATER SYSTEMS, INC.

/s/ Arnold Tinter	By:	/s/ Nadine C. Smith
ARNOLD TINTER	Name:	Nadine C. Smith
	Title:	President